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                                                                     Exhibit 5.1




                                 August 25, 1997




(212) 351-4000                                                       15565-00003



Cityscape Corp.
565 Taxter Road
Elmsford, New York 10523-5200

         Re:   Cityscape Corp. Registration Statement on Form S-3

Gentlemen:

         We have acted as special counsel for Cityscape Corp., a New York corporation (the "Company"), in connection with (1) the preparation of registration statement on Form S-3 (such registration statement, as amended by Amendment No. 5 thereto, the "Registration Statement") relating to one or more series ("Series") of asset backed securities and (2) the authorization and proposed issuance from time to time of one or more Series of asset backed certificates (the "Certificates"). The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, each Series of Certificates will be issued by a separate trust (each, a "Trust") established by the Company or a separate entity formed by the Company solely for the purpose of forming such trust (the Company or such entity, the "Depositor") pursuant to a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") for such Series among the Depositor, the Company, as Originator and Servicer, and an independent trustee identified therein (each, a "Trustee").

         We have examined original or reproduced or certified copies of the Certificate of Incorporation and By-laws of the Company, records of actions taken by the Company's Board of Directors, a form of Pooling and Servicing Agreement filed as an exhibit to the Registration Statement, a form of Certificate included in the form of Pooling and Servicing Agreement, the prospectus (the "Prospectus") forming a part of the Registration Statement, the prospectus
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Cityscape Corp.
August 25, 1997
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supplement filed as an exhibit to the Registration Statement and the other agreements and documents filed as exhibits thereto.

         We have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. As to various matters material to such opinions, we have relied upon the representations and warranties in the form of Pooling and Servicing Agreement and statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing and subject to the qualifications, limitations and assumptions set forth below, we are of the opinion that when a Series of Certificates has been duly and validly authorized by all necessary action on the part of the related Depositor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Certificates of such Series will be validly issued, fully paid and nonassessable.

         The foregoing opinion is subject to the following qualifications, limitations and assumptions:

         A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the present state of the laws of the State of New York and of the United States of America and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

         B. Our opinions are subject to (i) the effect of bankruptcy, insolvency reorganization, moratorium, arrangement or other similar laws affecting enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers) and (ii) the application of general principles of equity, whether considered in a case or proceeding at law or in equity, including, without


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Cityscape Corp.
August 25, 1997
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limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or other equitable relief (whether sought in a proceeding at law or in equity).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving such permission, we do not admit we are within the category of person whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.


                                            Very truly yours,



                                            /s/ GIBSON, DUNN & CRUTCHER LLP


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